UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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EXPRESS-1 EXPEDITED SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On August 4, 2011, Express-1 Expedited Solutions, Inc. issued the following press release.
Express-1 Files Definitive Proxy Materials
Stockholders to Vote September 1 on Proposed Equity Investment Led by
Jacobs Private Equity, LLC and Proposed Name Change to XPO Logistics, Inc.
SAINT JOSEPH, Mich. — August 04, 2011 — Express-1 Expedited Solutions, Inc. (NYSE Amex: XPO) (“Express-1” or the “Company”) today announced that it has filed with the Securities and Exchange Commission, and will commence mailing of, definitive proxy materials in connection with the proposed equity investment in the Company led by Jacobs Private Equity, LLC. As previously announced on June 14, 2011, Express-1 has entered into an agreement under which Jacobs Private Equity and minority co-investors will invest an aggregate of up to $150 million in cash in the Company, including amounts payable upon exercise of warrants to be purchased under the agreement.
A special meeting of the Company’s stockholders will be held at 441 Post Road, Buchanan, Mich., at 9:00 a.m. EDT, on Thursday, September 1, 2011. Among other matters, stockholders will consider and vote on the proposed equity investment, as well as a proposed renaming of the Company as XPO Logistics, Inc. Stockholders of record as of the close of business on August 1, 2011, will be entitled to vote at the special meeting.
Bradley S. Jacobs, managing director of Jacobs Private Equity, said, “I’m looking forward to creating a multi-billion dollar third party logistics business under the new banner of XPO Logistics. The company’s existing expertise in truckload brokerage, expedited services and freight forwarding gives us a very strong platform for growth.”
The board of directors of the Company has approved the proposed equity investment and recommends that all Company stockholders vote “FOR” the approval of the proposed transaction and the related proposals set forth in the definitive proxy materials. Stockholders are encouraged to read the definitive proxy materials in their entirety as they provide a detailed discussion of the proposed transaction and each of the related proposals.
Stockholders who have questions about the proposed equity investment or the related proposals, or who need assistance in submitting their proxy or voting their shares, should contact the proxy solicitor, Innisfree M&A Incorporated, at (888) 750-5834 or info@innisfreema.com.
About Express-1 Expedited Solutions, Inc.
Founded in 1989, Express-1 is a non-asset-based, third-party logistics services provider that uses a network of relationships with ground, sea and air carriers to find the best transportation solutions for its customers. The Company offers its services through three distinct business units: Express-1, Inc. (expedited transportation solutions), the fifth largest U.S. expedited freight service provider, according to The Journal of Commerce; Concert Group Logistics, Inc. (domestic and international freight forwarding); and Bounce Logistics, Inc. (premium truckload brokerage). The Company serves more than 4,000 retail, commercial, manufacturing and industrial customers through six U.S. operations centers and 22 agent locations. In 2010, the Company completed more than 144,000 transactions for customers and generated revenues of approximately $158 million.

About Bradley S. Jacobs
Since 1979, Bradley S. Jacobs has founded and led four highly successful companies, including two multi-billion dollar, publicly traded corporations: United Rentals (NYSE: URI), the world’s largest equipment rental company, and United Waste Systems, which was sold in 1997 for $2.5 billion. As chairman of United Rentals from 1997 through 2007, Jacobs grew the company to $3.9 billion in revenues, with more than 700 branch locations, 13,000 employees, and a ranking as the 536th largest public corporation in America by Fortune magazine.
Jacobs founded United Waste in 1989 and built it into the fifth largest solid waste management business in North America. In 1987, he founded Hamilton Resources (UK) Ltd., a worldwide oil trading company that served major oil companies and oil-producing countries and generated annual revenues of approximately $1 billion. In 1979, he co-founded Amerex Oil Associates, Inc., creating one of the world’s largest oil brokerage firms, with an annual gross contract volume of approximately $4.7 billion.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should”, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others: uncertainties as to the timing of the proposed equity investment; the possibility that competing transaction proposals will be made; the possibility that various closing conditions for the proposed equity investment may not be satisfied or waived; the possibility that the warrants contemplated by the proposed equity investment, if issued, will not be exercised; general economic and business conditions; the potential inability to identify and consummate acquisitions and arrange adequate financing; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this press release, which speak only as of the date hereof. Neither the Company nor any other person undertakes any obligation to update any of these statements in light of new information or future events.
Additional Information and Where to Find It
In connection with the proposed equity investment, the Company filed its definitive proxy statement and form of proxy with the SEC on August 3, 2011. On August 4, 2011, the Company will commence mailing the definitive proxy statement and form of proxy to the stockholders of the Company entitled to vote at the special meeting. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED EQUITY INVESTMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. The Company’s stockholders may obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. The Company’s stockholders also may obtain, without charge, a copy of the definitive proxy statement and other relevant documents by directing a request by mail or telephone to Express-1 Expedited Solutions, Inc., Attn: Secretary of the Board of Directors, 3399 South Lakeshore Drive, Suite 225, Saint Joseph, MI 49085, telephone: (269) 429-9761, or from the Company’s website, www.xpocorporate.com.
Jacobs Private Equity, LLC and the Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed equity investment. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the definitive proxy statement regarding the proposed equity investment and in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2011. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed equity investment, which may be different than those of the Company’s stockholders generally, by reading the definitive proxy statement.
Contact:
Steve Lipin
Gemma Hart
Brunswick Group +1-212-333-3810